UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2024

Astec Industries, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	001-11595	62-0873631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Shepherd Road, Chattanooga, Tennessee 37421

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (423) 899-5898

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ASTE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2024, Rebecca A. Weyenberg, Chief Financial Officer of Astec Industries, Inc. (the “Company”), notified the Company that she is stepping down as CFO of the Company. Ms. Weyenberg will cease to serve as the Company’s CFO, effective immediately, but will remain employed by the Company on an advisory basis through April 30, 2024, to assist in the transition. Ms. Weyenberg’s departure is not related to the Company’s financial or operating results or to any disagreement with the Company regarding its financial, operational, accounting or reporting policies or practices.

The Company has appointed Heinrich Jonker, the Company’s Vice President Finance – Infrastructure Solutions, as its CFO on an interim basis, effective immediately, until a permanent successor is appointed. The Company has initiated a search process to identify the Company’s next CFO and has retained a nationally recognized search firm to assist in evaluating candidates for the role.

Mr. Jonker, age 43, has served as the Company’s Vice President Finance – Infrastructure Solutions since July 2021. Prior to joining the Company, Mr. Jonker held various leadership positions at Epiroc (formerly part of Atlas Copco), a global manufacturer of equipment for the mining and infrastructure industries, from 2005 to 2021, including, among others, Vice President Controlling & Finance (2019 to June 2021), Business Controller (2011 to 2019) and Assistant Controller (2010 to 2011). Mr. Jonker’s career at Atlas Copco began as a Financial Controller in 2005. Prior to joining Atlas Copco, Mr. Jonker was a financial consultant at Intentia (now part of Lawson), a publicly traded software company in Sweden. Mr. Jonker earned a Bachelor of Commerce in Financial Management from the University of Johannesburg, South Africa, a Business Performance Diploma from the Stockholm School of Economics and a Master of Business Administration from Texas A&M University – Corpus Christi.

In connection with his appointment as interim CFO, Mr. Jonker’s 2024 base salary was increased from $250,000 to $375,000 and is subject to periodic review by the Compensation Committee of the Board of Directors of the Company.

Mr. Jonker does not have any family relationships with any of the Company’s directors or executive officers and is not party to any transactions with the Company that are reportable under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Jonker and any other persons pursuant to which he was selected as an officer.

A copy of the press release announcing this event is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of Astec Industries, Inc., dated March 7, 2024
104	Cover Page Interactive Data File embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astec Industries, Inc.

Date: March 7, 2024	By:	/s/ Jaco van der Merwe
Jaco van der Merwe
President and Chief Executive Officer